                                                               Exhibit 10.15

                                DOUBLETWIST, INC.
                             DISTRIBUTION AGREEMENT

     This agreement ("Agreement") dated the 29th day of September, 2000 ("Effective Date") is by and between DoubleTwist, Inc. ("DoubleTwist") having its principal offices at 1999 Harrison Street, Suite 1100, Oakland, CA 94612, and Hitachi, Ltd., including its subsidiaries and affiliates in which 50% or more of the stock is directly or indirectly controlled by Hitachi, Ltd. ("Hitachi") having it principal offices at 6, Kanda-Surugadai 4-Chome, Chiyoda-ku, Tokyo, 101-8010 Japan.

1. PURPOSE. The purpose of this Agreement is to set forth the terms and conditions pursuant to which Hitachi will market and distribute DoubleTwist software and/or database products described on Exhibit A attached hereto and made a part hereof ("Licensed Product(s)").

2.   DEFINITIONS.

     (a) All terms defined in the Product Description shall have the meanings therein ascribed to them for purposes of this Agreement.

     (b) "End Users" shall be defined as current and future Hitachi customers which are headquartered in the Region (as defined hereinbelow) and which purchase a Licensed Product from Hitachi or a Third Party Distributor.

     (c) "Updates" shall be defined as generally available revisions to Licensed Product released from time to time by DoubleTwist.

     (d) "Upgrade" shall be defined as the license of a) a more expensive Licensed Product, or b) a Licensed Product with additional features, by End Users.

     (e) "Licensed Product" shall be defined as those DoubleTwist products described in Exhibit A, as may be amended from time to time.

     (f) "DoubleTwist Documentation" shall be defined as the user manuals and similar materials customarily supplied by DoubleTwist to End Users.

     (g) "Third Party Software" shall be defined as any coding system or other component supplied by a third party and accessible through or used with a Licensed Product, which Software may change from time to time. Third Party Software associated with a particular Licensed Product shall be described in the relevant Order Attachment.

     (h) "Region" shall be defined as the following countries: Japan, China, Nepal, Myanmar, Laos, Thailand, Kampuchea (Cambodia), Vietnam, North Korea, South Korea, Malaysia, Philippines, Indonesia, Taiwan, Singapore, Bhutan, Mongolia, New Guinea, Australia and New Zealand.





                                      - 1 -

THE SYMBOL "*******" IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (i) "Third Party Distributor" shall be defined as an entity selected by Hitachi which shall be granted, in a writing signed by DoubleTwist and Hitachi containing terms and conditions substantially the same as those in this Agreement, the right to distribute the Licensed Product, and DoubleTwist Documentation or Hitachi Documentation, directly to End Users.

     (j) "Master Subscription Agreement" and "Order Attachment" shall be defined as the document described in Exhibit D which may be amended by DoubleTwist from time to time.

3.   GRANT OF RIGHTS.

     (a) Subject to execution of this Agreement by Hitachi on or before September 29, 2000 and payment of the Distribution Fees by Hitachi to DoubleTwist as provided in Exhibit B hereto, DoubleTwist grants to Hitachi during the Term a personal, exclusive, non-transferable, royalty-free right to market, sublicense distribution rights to Third Party Distributors and distribute, solely to Third Party Distributors and End Users in the Region, software packages comprising a Licensed Product, subject to the terms and conditions of this Agreement. Hitachi shall not transfer any Licensed Product other than in the form described in Exhibit A. Subject also to the provisions of this section 3(a), DoubleTwist grants Hitachi the right to provide virtual private network ("VPN") access by End Users to the Licensed Product running on computer equipment at Hitachi facilities.

     (b) Subject to thirty (30) days advanced review and approval by DoubleTwist, DoubleTwist grants Hitachi an exclusive, non-transferable, royalty-free right (i) to use, make copies of and translate into the Japanese language ("Hitachi Documentation") the DoubleTwist Documentation for marketing, distribution, service and support of Licensed Product and (ii) to furnish such documentation to Third Party Distributors and End Users in connection with Hitachi's distribution of Licensed Products, and maintenance and support thereof. Hitachi shall own all right, title and interest to the Hitachi Documentation, provided that Hitachi shall not preclude any other entity or person acting on DoubleTwist's behalf from copying, distributing or translating the DoubleTwist Documentation.

     (c) DoubleTwist further grants Hitachi during the Term the right to use and distribute the DoubleTwist trademarks and logos, as provided by DoubleTwist a copy of which is attached as Exhibit C, as related to Hitachi's marketing efforts for the Licensed Product, which includes but is not limited to brochures and advertisements. DoubleTwist also grants to Hitachi for the Term the right to manufacture and distribute seminar and tradeshow giveaway items ("Giveaway Items"), subject to DoubleTwist's prior approval of each such item, which items display a DoubleTwist trademark or logo.

     (d) DoubleTwist reserves all other rights to the Licensed Products which are not expressly specified in this Agreement.

4.   DUTIES OF DOUBLETWIST

     (a) Upon DoubleTwist's receipt of a purchase order from Hitachi, DoubleTwist shall make available to Hitachi or End User a copy of the Licensed Product and associated DoubleTwist Documentation and/or ID code and password to access Licensed Product from DoubleTwist's web site, as specified in the relevant Order Attachment. Hitachi shall have thirty (30) days in which to inspect the Licensed



                                       - 2 -

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         Products to determine if they comply with the specifications contained in DoubleTwist Documentation. If Hitachi has not informed DoubleTwist of any failure of the Licensed Product within thirty (30) days of Hitachi's receipt, the Licensed Products shall be deemed accepted ("Acceptance Date").

     (b) DoubleTwist shall provide five (5) days training for marketing, distribution and installation of the Licensed Product. Hitachi employees shall be trained at DoubleTwist's principal offices without charges or, at Hitachi's election, at another site subject to Hitachi's reimbursement to DoubleTwist of all reasonable travel and accommodation expenses related to such training. DoubleTwist shall, without charge and during DoubleTwist's regular business hours, reply to questions from Hitachi regarding the operation and maintenance of the Licensed Product, by telephone, mail and E-mail, necessary for Hitachi's distribution, installation, maintenance, and support of the Licensed Product.

     (c) DoubleTwist will be responsible for providing to Hitachi and maintaining Updates to the Licensed Product without charge. Updates will be Licensed Product-specific and their frequency will be determined solely by DoubleTwist.

     (d) DoubleTwist will provide, without charge, back-up support and maintenance of Licensed Product to Hitachi related to the appropriate use, error correction, and contents of the Licensed Products, to the same extent that DoubleTwist provides such support for its products generally. Upon any termination of this Agreement, DoubleTwist or an entity designated by DoubleTwist will provide support and maintenance of Licensed Product to End Users according to the standard DoubleTwist Maintenance and Support Policy in effect at such time at no cost to Hitachi.

     (e) DoubleTwist shall collaborate with and provide reasonable assistance to Hitachi to market the Licensed Products in the Region, including but not limited to participation in Hitachi-sponsored seminars, meetings with customers, Third Party Distributors and End Users, and executive meetings between the parties.

5.   DUTIES OF HITACHI

     (a) Hitachi will be responsible for installation and on-going front line support and maintenance of Licensed Product for End Users.

     (b) Hitachi will be responsible for notifying DoubleTwist in writing of orders it receives for Licensed Products, per Section 7(a).

     (c) Hitachi will provide best efforts marketing services for the Licensed Product.

     (d) Hitachi will provide to DoubleTwist, and update in a timely manner, a listing of Third Party Distributor and End Users including the contact name, organization name, address, phone number, e-mail address and Licensed Product. DoubleTwist's use of Third Party Distributor and End User information will be strictly limited to DoubleTwist's marketing and support activities. Such information shall constitute "Confidential Information" for purposes of Section 8, hereinbelow.


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


     (e) During the Term, and in the event of any breach or termination of this Agreement by Hitachi before the end of the Term ******* from the date of such breach or termination, Hitachi shall not ******* during the Term or any extension of the Term.

 6.  END USER LICENSE TERMS

     (a) Hitachi agrees that the use of the Licensed Product by End Users will be subject to the terms and conditions of the applicable DoubleTwist Master Subscription Agreement and relevant Order Attachment in substantially the form as attached hereto as Exhibit D.

     (b) DoubleTwist shall, after the first anniversary of the Effective
         Date, have the right, at its sole discretion, to increase the Standard List Price of the Licensed Product. DoubleTwist shall notify Hitachi within thirty (30) days of any such change, and Hitachi shall have an additional sixty (60) days from such notification to institute such price change within Region.

     (c) Hitachi shall, in addition to the other amounts payable under this Agreement, pay all sales and other taxes, federal, state, or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement, except taxes related to the income of or the employees of DoubleTwist.

     (d) Hitachi agrees to notify End Users of the requirement to license
         Third Party Software for use with the Licensed Product. Notwithstanding any other provision of this Agreement, DoubleTwist shall have no liability and makes no warranty with regard to any such Third Party Software, and shall have no responsibility to procure or otherwise make available to End User such Third Party Software. DoubleTwist shall notify Hitachi in the event of any change in Third Party Software for each Licensed Product.

7.   PAYMENT TERMS AND RECORD KEEPING

     (a) Within ten (10) days of the end of each calendar month, Hitachi shall provide DoubleTwist with a report ("Monthly Report"), which shall detail the following items:

         i. A listing of the number and type of Licensed Products distributed by Hitachi to End Users during the previous calendar month; and

         ii. The number of returns or rejections, if any, of the Licensed Product that occurred during the previous calendar month.

     (b) The Monthly Report described in Section 7 (a) shall be certified as correct by an officer of Hitachi. Hitachi shall keep accurate and correct records of distributions of Licensed Product as is appropriate to determining the amount due DoubleTwist under this Agreement. Copies of these records shall be retained by Hitachi ("Hitachi Records") for at least three (3) years following a given month and shall be made available at Hitachi's principal office during normal business hours for inspection once each calendar year by DoubleTwist or its authorized representative, for the sole purpose of verifying reports and payments made under this Agreement. DoubleTwist shall notify Hitachi in writing more than sixty (60) days prior to the date of such inspection.

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

     (c) In the event that it is determined that Hitachi has inadvertently underreported in excess of five percent (5%) of the amounts due DoubleTwist, then in addition to the amount due DoubleTwist by Hitachi from such under-reporting, Hitachi shall also reimburse DoubleTwist the reasonable cost of such inspection of Hitachi's records. Following such underreporting, DoubleTwist shall have the right to inspect Hitachi Records once every six (6) months during the term of the Agreement, and in the event a subsequent underreporting in excess of five percent (5%) is discovered, Hitachi shall reimburse DoubleTwist the reasonable cost of each such inspection.

8.   CONFIDENTIALITY

     (a) For the purposes of this Agreement, "Confidential Information" means that information disclosed by each party to the other party, that is related to, but is not limited to, the terms and conditions of this Agreement, the existence of the discussions between the parties, trade secrets of each party, any nonpublic information relating to each party's product plans, designs, ideas, concepts, costs, prices, finances, marketing plans, business opportunities, personnel, research, development or know-how and any other nonpublic technical or business information of each party. Confidential Information does not, however, include information that: (a) is now or subsequently becomes generally available to the public through no fault or breach on the part of the receiving party; (b) the receiving party can demonstrate to have had rightfully in its possession without an obligation of confidentiality prior to disclosure hereunder; (c) is independently developed by the receiving party without the use of any Confidential Information of the disclosing party as evidenced by written documentation; or (d) the receiving party rightfully obtains from a third party who has the right to transfer or disclose it and who provides it without a confidentiality obligation.

     (b) The Confidential Information is provided for the purposes of facilitating the distribution of DoubleTwist's bioinformatics products or projects (the "Business Purpose"). The receiving party will not disclose, publish or disseminate Confidential Information to anyone other than those of its employees who need to know for the Business Purpose, and the receiving party will take reasonable precautions to prevent any unauthorized use, disclosure, publication or dissemination of Confidential Information. The receiving party accepts Confidential Information for the Business Purpose and in connection with the business discussions regarding the Business Purpose hereunder. The receiving party will not use Confidential Information other than for the Business Purpose for its own or any third party's benefit without the prior written approval of an authorized representative of the disclosing party in each instance. If the receiving party receives notice that it may be required or ordered by any judicial or governmental entity to disclose Confidential Information of the disclosing party, it will take all necessary steps to give the disclosing party sufficient prior notice in order to contest such requirement or order.


9.   INDEMNIFICATION.

     (a) DoubleTwist represents and warrants to Hitachi that the Licensed Products were developed or licensed by DoubleTwist and, *******.

     (b) DoubleTwist shall indemnify, defend and hold harmless Hitachi from all costs, damages or expenses (including attorney's fees) which may be finally assessed in any action resulting from a claim that

         *******; provided that (1) Hitachi shall give DoubleTwist prompt written notice of any such action, claim or threat of suit (2) DoubleTwist shall take over, settle or defend such action, claim or suit through counsel of DoubleTwist's choice and under DoubleTwist's sole direction, and 3) Hitachi shall cooperate fully with DoubleTwist in connection with such action, claim or suit.

     (c) Hitachi shall indemnify, defend and hold harmless DoubleTwist from all costs, damages or expenses (including attorney's fees) which may be finally assessed in any action resulting from a claim that any statement made by Hitachi in marketing, advertising, licensing or promoting the Licensed Product is false or misleading or for any material breach by Hitachi of its obligations hereunder, provided that
         (1) DoubleTwist shall give Hitachi prompt written notice of any such action, claim or threat of suit; (2) Hitachi shall take over, settle or defend such action, claim or suit through counsel of Hitachi's choice and under Hitachi's sole direction and at Hitachi's expense; and (3) DoubleTwist shall cooperate fully with Hitachi in connection with such action.

    (d) The foregoing provisions shall not apply to ******* not expressly authorized in writing by DoubleTwist herein.

    (e) Except for ******* covered by part Section 9 (a) and (b), Hitachi shall indemnify and hold DoubleTwist harmless against any liability, or any litigation cost or expense (including attorney's fees), arising out of third party claims of any kind against DoubleTwist as a result of Hitachi's use or distribution of the Licensed Product, Hitachi Documentation, DoubleTwist Documentation or Giveaway Items.

10.  WARRANTY

     (a) DoubleTwist represents and warrants that the computer programs, databases and/or other reports included in the Licensed Product will, for sixty (60) days from each Acceptance Date, conform to their then-current DoubleTwist Documentation.

     (b) If defects in the Licensed Product are discovered by Hitachi, DoubleTwist agrees ******* .

     (c) EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11. LIMITATION OF LIABILITY.

     (a) DoubleTwist's sole liability to Hitachi for any claims, notwithstanding the form of such claims (e.g., contract, negligence or otherwise), arising out of errors or omissions in the Licensed Product shall be to furnish the correct information as soon as reasonably practicable.

     (b) DoubleTwist's sole liability for claims, notwithstanding the form of such claims (e.g., contract, negligence or otherwise), arising out of unavailability of support or the unusability of the Licensed Product shall be to use reasonable efforts to correct the Licensed Product as soon as reasonably practicable.

     (c) DoubleTwist shall not be liable or deemed to be in default for any delay or failure to perform under this Agreement resulting directly or indirectly from any cause beyond DoubleTwist's reasonable control such as acts of Gods, act of any governmental authority, riot, revolution, fires or war.

     (d) EXCEPT FOR ANY CAUSE COVERED BY PARAGRAPH 9, IN NO EVENT WILL DoubleTwist BE RESPONSIBLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE SALE, USE OR INABILITY TO USE THE LICENSED PRODUCT, EVEN IF DoubleTwist HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12. TERM. Except as otherwise provided herein, this Agreement shall be effective as of September 29, 2000 ("Effective Date") and shall terminate on September 30, 2001 (the "Term"). The Term of this Agreement shall be automatically extended for consecutive one (1) year periods unless a party's written notice of intent to terminate is received by the other party no later than Sixty (60) days before the end of the then-current Term. Upon any termination of this Agreement, Hitachi shall not have, and shall not contact or represent to any entity in any manner that it does have, the right to provide any information, data, software, or any other subject matter related to Licensed Product or any other product or service of DoubleTwist.

13.  TERMINATION.

     (a) Notwithstanding anything to the contrary contained herein, either party may terminate this Agreement (1) upon any material breach by the other of its obligations under this Agreement, or (2) if the other party shall commit an act of bankruptcy or become insolvent, by sending such party written notice of termination which shall state the nature of the breach. Such notice shall be effective thirty (30) days following the date thereof, unless such breach shall have been remedied during such thirty-day period.

     (b) In addition, DoubleTwist may terminate this Agreement, and any license granted to an End User for whom the Distribution Fee has not been paid, if Hitachi fails to pay DoubleTwist any Distribution Fees or taxes due hereunder.

     (c) The foregoing rights and remedies shall be cumulative and in addition to all other rights and remedies available to each party in law and in equity.

     (d) All licenses with End Users which are entered into due to Hitachi's distribution of the Licensed Product will continue in accordance with the terms and applicable period as provided in the applicable DoubleTwist Master Subscription Agreement and relevant Order Attachment.

     (e) Notwithstanding anything to the contrary contained herein, the rights and obligations set forth in Paragraphs 5(e), 6(b), 8,9 and 11 shall survive termination of this Agreement.

14. PUBLICITY. The parties agree to jointly announce the execution of this Agreement and the general relationship covered herein, but not the financial terms of the Agreement, and shall obtain prior written


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

         approval of the other in the event a party desires to make a subsequent publication related to this Agreement.

 15. MISCELLANEOUS TERMS.

     (a) Each party represents to the other that this Agreement has been executed and delivered by an authorized representative of such signing party.

     (b) The headings and captions to this Agreement are for reference only and are not to be construed in any way as terms hereof.

     (c) Unless otherwise stated, all notices required under this Agreement shall be in writing and served by Certified mail or Registered mail, return receipt requested, with a copy by first class mail or by personal services and shall be deemed to have been duly given when sent if mailed to the addressee or when received if hand delivered at the address designated below or such subsequent address as may be designated in writing by the respective party:

                  if  to DoubleTwist:

                  DoubleTwist, Inc.
                  1999 Harrison Street, Suite 1100
                  Oakland, CA 94612
                  Attn: Legal Counsel

                  if to Hitachi:

                  [Contract]
                  Software & Alliance Business Center, Procurement Division. Hitachi Ltd.,
                  6, Kanda-Surugadai 4-Chome, Chiyoda-ku, Tokyo, 101-8010 Japan
                  Attn: Senior Manager, Software & Alliance Business Center

                  [Delivery]
                  Bioinformatic, Life Science Grp.
                  Hitachi, Ltd.
                  1-3-1 Minamidai,
                  Kawagoe-shi, Saitama, 350-1165 Japan
                  Attn: Manager, Bioinformatics

                  [Technical]
                  Bioinformatic, Life Science Grp.
                  Hitachi, Ltd.
                  1-3-1 Minamidai,
                  Kawagoe-shi, Saitama, 350-1165 Japan
                  Attn: Manager, Bioinformatics


                                    - 8 -

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     (d) If any of the provisions of this Agreement are invalid, illegal or unenforceable under any applicable statute or rule of law, the validity, legality or enforceability of the remaining provisions shall not be affected or impaired thereby.

     (e) This Agreement shall be interpreted in accordance with the laws of the State of California, USA, as if performed entirely in California by California residents.

     (f) Except for assignment in conjunction with a change of control, this Agreement shall not be assigned by either party without the written consent of the other party. In event of assignment in conjunction with change of control, this Agreement will bind and insure to benefit of each party's permitted successors and assigns.

     (g) DoubleTwist shall obtain any and all export licenses and/or governmental approvals that may be required to export the Licensed Product to Japan. Hitachi agrees that the Licensed Product may be subject to restrictions under the export control laws and regulations of the United States of America, including but not limited to the U.S. Export Administration Act and the U.S. Export Administration Regulations. Hitachi agrees not to export or re-export, directly or indirectly, the Licensed Product in whole or in part without first obtaining any required license or other approval from the U.S. Department of Commerce or any other agency or department of the United States Government.

     (h) This Agreement is the entire agreement between the parties relating to the subject matter hereof and supersedes all prior understanding, writings, proposals, representations or communications, oral or written, of either party. This Agreement may be amended only by an instrument executed by the authorized representatives of both parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

     DoubleTwist, Inc.                             Hitachi, Ltd.

     By:_____________________                      By:_____________________

     Title:____________________                    Title:____________________

     Date:____________________                     Date:____________________



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



                                    EXHIBIT A

                                LICENSED PRODUCTS

Includes the Components described below and current DoubleTwist Documentation.

Following is the Standard List Price for each Component, based on a one (1) year term:


        COMPONENT                          STANDARD LIST PRICE
        ---------                          -------------------

        Prophecy                           US$*******
        Gene Forest                        US$*******
        Genomic Viewer                     US$*******
        DoubleTwist.com Gold Level         US$*******


                                    EXHIBIT B

                            DISTRIBUTION FEE SCHEDULE

1. Hitachi shall pay to DoubleTwist on or before October 15, 2000 a distribution fee ("Distribution Fee") of *******, and shall pay to DoubleTwist an additional Distribution Fee of ******* on or before April 15, 2001. Payment of such Fees shall entitle Hitachi to distribute in the Region Components of the Licensed Product totaling ******* during the Term based on the rates described in paragraph 2. For the first extension of the Term Hitachi shall pay to DoubleTwist on or before October 15, 2001 a Distribution Fee of *******, and shall pay to DoubleTwist an additional Distribution Fee of ******* on or before April 15, 2002. Payment of such Fees shall entitle Hitachi to distribute in the Region Components of the Licensed Product totaling ******* during Year Two based on the then-current Standard List Price for DoubleTwist Components. For the third and subsequent years, the parties shall mutually agree on the applicable Distribution Fees.

2.   Based on the Standard List Price of the Component stated in Exhibit
     A, licenses to the Licensed Product in Year One shall be discounted by X percent (X%) to Hitachi under the following schedule:

        X = ******* for DT.com
        X = ******* for licenses to Prophecy, Gene Forest or
                      Genomic Viewer *******
        X = ******* for licenses to Prophecy, Gene Forest or
                      Genomic Viewer *******
        X = ******* for license of any product to *******

     For clarity, and by example only, for each Prophecy license ******* in Year One, ******* shall be counted against the Distribution Fee.

3. For each Licensed Product distributed by Hitachi after distribution of the Components to which Hitachi is entitled by payment of the Distribution Fee described in paragraph 1, above, Hitachi shall pay to DoubleTwist a Distribution Fee equal to the then-current Standard List Price minus the discount rate as specified in paragraph 2, above, which amount shall be due and payable to DoubleTwist within thirty (30) days of distribution of Licensed Product to End User.

4. Unless this Agreement is terminated before the end of the Term, all Licensed Product licensed in the Region during the Term shall be attributable to Hitachi, and to the extent Hitachi is asked by DoubleTwist to participate and does participate in any license of a Licensed Product outside of the Region, Hitachi and DoubleTwist shall confer and agree on the portion of the license fee actually received by DoubleTwist that shall be allotted to Hitachi based on such participation.

5. Hitachi America, Ltd. ("HAL") will act as a disbursement agent of Hitachi. Notices and invoices to HAL shall be delivered or addressed to:

                  Hitachi America, Ltd.
                  Procurement and Technical Service Division
                  2000 Sierra Point Parkway
                  Brisbane, CA 94005-1835
                  Attn:    Purchasing Manager


                                 - 11 -